[EMS TECHNOLOGIES LOGO]                    NEWS RELEASE
                                           Atlanta, Georgia
                                           July 11, 2003

                                           Contact: Investor Relations
                                           Phone: (770) 729-6510
                                           E-mail: investor.relations@ems-t.com
                                           WWW.EMS-T.COM


                          EMS TECHNOLOGIES ANNOUNCES
              PLANS TO SELL ITS MONTREAL COMMERCIAL SPACE DIVISION

EMS Technologies, Inc. (Nasdaq - ELMG) today announced that its board of directors has approved a formal plan to sell the Company's commercial space division, based in Montreal.

         Alfred G. Hansen, president and chief executive officer, commented, "With world-class facilities, and outstanding technical ability in antennas and power components, our Space & Technology/Montreal division has long been established as a leading supplier to the commercial space industry. This division has played a key role in a long list of successful programs, including Intelsat, Radarsat, ANIK, and International Space Station.

         "However like all competitors in the space industry, the financial performance of our Montreal division has been volatile, and has been significantly affected by the current period of slow orders activity. While it is inevitable that current satellites will someday need to be replaced and new services will spur demand for more satellites, the timing of this future business is uncertain.

         "Running the Montreal division during this period has required considerable investment of management's time and energy, as well as the Company's capital. At the same time, our four other main divisions - Space & Technology/Atlanta, LXE, EMS Wireless and SATCOM - have experienced a period of vigorous, profitable activity, with new opportunities presenting themselves practically everyday. We have concluded that selling our commercial space division would allow the Company to focus its resources and energies, both now and in the future, toward capitalizing on the considerable momentum that we have in our other businesses.

         "As for the future of the Montreal division, we believe that its impressive engineering capabilities and superb facilities, its strong base of annual revenues ($70 million in 2002), and its unique role in Canada's international space activities should make the division attractive to a larger participant in the commercial space business.

         "To support our sales efforts and to manage the transition process, we have assembled strong teams both at Montreal and at EMS corporate. We will be working diligently to conclude the sales process within a year, and we have retained Needham & Company to serve as investment banker on this transaction.

         "The only part of our Montreal operations that we expect to retain rather than sell is the Satellite Networks (SatNet) division. This startup operation is not yet material to the Company's financial statements, but we believe it could make a major contribution in the future. SatNet's hubs and terminals are based on the industry-standard DVB-RCS architecture that EMS helped develop. The SatNet initiative will also support the development of broadband capabilities in our other businesses."

                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 11, 2003


Financial Implications

Under U.S. accounting rules, in the third quarter of 2003 the Company will begin reporting the results of its continuing operations - comprising Space & Technology/Atlanta (mainly defense), LXE, EMS Wireless, and SATCOM, as well as SatNet and other small product lines - separate from the Space & Technology/Montreal division, which will be described as discontinued operations. Comparable historical periods will be restated on a similar basis.

The net assets to be sold have a total book value of approximately $54 million. These assets include the Montreal division's SkyBridge LP interest, which is closely linked to the division's potential participation in the development and implementation of SkyBridge's plans to provide satellite-based high-data-rate wireless services.

Following is a summary of recent historical financial results and a second quarter 2003 forecast, each as it is expected to be restated for discontinued operations. The forecasted results for the second quarter include a $13 million charge for the estimated financial effect on the Montreal division of schedule changes and technical problems on a commercial satellite program; major factors contributing to this charge included delays in hardware deliveries from a key supplier and the status of negotiations for additional funding with the customer and appropriate government agency.

                            Statements of Operations
                     ($ in millions, except per share data)

                                                                                             Forecast
                                              Fiscal Year 2002             Q1 2003           Q2 2003
                                            -------------------   --------------------   ---------------
                                               AS                     AS                        AS
                                            EXPECTED               EXPECTED                 EXPECTED
                                             TO BE                  TO BE                     TO BE
                                            RESTATED    Reported   RESTATED   Reported      RESTATED
                                            --------    --------   --------   --------   ---------------

Net sales                                    $ 238.7     310.4      58.4       66.5        66.0 to 68.0
Operating profit                                17.7      15.4       2.7        0.6         4.3 to 4.8

Pre-tax earnings                                16.1      12.8       2.1         --         3.3 to 3.8
Income tax expense                               4.8       4.2       0.7         --         1.1 to 1.2
                                             -------               -----                 ----------------
Earnings from                                   11.3                 1.4                    2.2 to 2.6
  continuing operations
Loss from discontinued operations               (2.7)               (1.4)                (16.5) to (15.5)
                                             -------     -----    ------       ----      ----------------
     Net earnings (loss)                     $   8.6       8.6        --         --      (14.3) to (12.9)
                                             =======     =====    ======       ====      ================
Diluted net earnings (loss) per share:
  From continuing operations                 $  1.05                0.13                    0.21 to 0.24
  From discontinued operations                 (0.25)              (0.13)                 (1.54) to (1.45)
                                             -------     -----    ------       ----      ----------------
     Net earnings (loss) per share           $  0.80      0.80       --          --       (1.33) to (1.21)
                                             =======     =====    ======       ====      ================


                                   Page -2-

                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 11, 2003


As a result of today's announced decision, the Company expects that in the third quarter of 2003 it will recognize a charge to discontinued operations of approximately $20 million for the loss anticipated upon disposal of the Space & Technology/Montreal division. This charge is based on management's preliminary estimate of the fair value of the assets held for sale, as well as the opinion of management and its advisors concerning a reasonable price under current market conditions. The actual charge to be recognized may vary from this estimate depending upon the results of further analysis. After recording this charge, the net assets held for sale would be approximately $34 million. There could be additional charges in the future if it became clear that the Company would not be able to realize at least $34 million in net proceeds from the sale of the Space & Technology/Montreal division.

Conference Call

Questions concerning EMS's sale of its Montreal operations and second quarter 2003 results will be deferred until the conference call on Tuesday, July 29, 2003, which is the scheduled release date for the Company's second quarter results. Details for access to the conference call will be available at a later date.

                                   ---------

EMS TECHNOLOGIES, INC. is a leading provider of technology solutions to wireless and satellite markets. The Company focuses on mobile information users, and increasingly on broadband applications. The Company is headquartered in Atlanta, employs approximately 1,700 people worldwide, and has manufacturing facilities in Atlanta, Montreal, Ottawa and Brazil.

The Company has four main families of products...

- SPACE & TECHNOLOGY antennas and other hardware, for space and satellite communications, radar, surveillance, military countermeasures, and other specialized uses,

- LXE mobile computers and wireless local area networks, for materials handling and logistics,

- EMS WIRELESS base station antennas and repeaters, for PCS/cellular telecommunications,

- SATCOM antennas and terminals, for aeronautical, land-mobile and maritime communications via satellite.


Statements contained in this press release regarding the potential for various businesses and products, potential proceeds from the sale of the Space & Technology/Montreal division, and the Company's financial results for the second and third quarters in 2003, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...

- uncertainties related to identifying a purchaser of the Space & Technology/Montreal division and the purchaser's willingness and ability to complete the transaction on the terms and timing expected by the Company;


                                   Page -3-

                                                                  NEWS RELEASE
                                                                  (Continued)

                                                                  July 11, 2003


- economic conditions in the U.S. and abroad and their effect on capital spending in the Company's principal markets;

- volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, as well as the potential for realizing foreign exchange gains or losses associated with net foreign assets held by the Company;

- changes in the Company's consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada, and other taxing jurisdictions may vary from expected taxable earnings;

- successful completion of technological development programs by the Company and the effects of technology that may be developed by competitors;

- successful transition of products from development stages to an efficient manufacturing environment;

- customer response to new products and services, and general conditions in our target markets (such as logistics, PCS/cellular telephony, and space-based communications);

- the availability of financing for satellite data communications systems and for expansion of terrestrial PCS/cellular phone systems;

- the extent to which terrestrial systems reduce market opportunities for space-based broadband communications systems by providing extensive broadband Internet access on a dependable and economical basis;

- the growth rate of demand for various mobile and high-speed communications services;

- development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

- the Company's ability to attract and retain qualified personnel, particularly those with key technical skills; and

- the availability of sufficient additional credit or other financing, on acceptable terms, to support the Company's expected growth.

Additional relevant factors and risks are identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


FOR FURTHER INFORMATION PLEASE CONTACT:    DON T. SCARTZ
                                           CHIEF FINANCIAL OFFICER
                                           770-729-6510


                                   Page -4-